                                                                    EXHIBIT 99.1





VPHI MIDWEST, INC.
Consolidated Financial Statements as of and for the Year Ended December 31, 2001, and
Independent Auditors' Report

INDEPENDENT AUDITORS' REPORT


To the Management Committee and Shareholder of
   VPHI Midwest, Inc.:

We have audited the accompanying consolidated balance sheet of VPHI Midwest, Inc. as of December 31, 2001, and the related consolidated statements of operations, shareholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of VPHI Midwest, Inc. at December 31, 2001, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP

Tulsa, Oklahoma
February 14, 2002

VPHI MIDWEST, INC.

CONSOLIDATED BALANCE SHEET
(Dollars in Thousands)
--------------------------------------------------------------------------------


                                                                                        DECEMBER 31,
                                                                                            2001
ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                                                            $      219
   Receivables, net                                                                         63,277
   Due from affiliates, net                                                                 46,880
   Inventories                                                                             140,831
   Prepaid expenses and other                                                                4,313
                                                                                        ----------
           Total current assets                                                            255,520

PROPERTY, PLANT AND EQUIPMENT - Net                                                        552,497
INVESTMENT IN AFFILIATE                                                                     22,143
OTHER ASSETS                                                                                31,293
                                                                                        ----------

                                                                                        $  861,453
                                                                                        ==========
LIABILITIES AND MEMBER'S EQUITY

CURRENT LIABILITIES:
   Accounts payable and accrued expenses                                                $   70,804
   Current portion of liability for UHS business purchase                                    8,335
   Current portion of long-term debt                                                        32,000
   Deferred income taxes                                                                    19,986
   Other                                                                                    17,750
                                                                                        ----------
           Total current liabilities                                                       148,875

LONG-TERM DEBT                                                                              19,850
NOTE PAYABLE TO CITGO                                                                       69,835
PAYABLE TO CITGO FOR ASSUMPTION OF POSTRETIREMENT LIABILITY                                 26,975
DEFERRED INCOME TAXES                                                                       97,069
OTHER NON-CURRENT LIABILITIES                                                               15,373
                                                                                        ----------
           Total liabilities                                                               377,977

COMMITMENTS AND CONTINGENCIES (Note 7)

SHAREHOLDER'S EQUITY:
   Common stock - $1.00 par value, 1,000 shares authorized, issued and outstanding               1
   Additional capital                                                                      354,688
   Retained earnings                                                                       128,787
                                                                                        ----------

           Total shareholder's equity                                                      483,476
                                                                                        ----------

                                                                                        $  861,453
                                                                                        ==========


See notes to consolidated financial statements.

VPHI MIDWEST, INC.

CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2001
(Dollars in Thousands)
--------------------------------------------------------------------------------

                                                                             2001
REVENUES:
   Sales to related parties                                              $  1,432,711
   Other sales                                                                 13,674
                                                                         ------------
           Total sales                                                      1,446,385

   Equity in the earnings of affiliate                                           (329)
   Other income (expense), net                                                  3,623
                                                                         ------------
                                                                            1,449,679

COST OF SALES AND EXPENSES:
   Cost of sales and operating expenses (including charges and
      purchases of $235,980 from affiliates)                                1,293,141
   Selling, general and administrative expenses                                33,168
   Interest expense                                                             1,245
                                                                         ------------
                                                                            1,327,554
                                                                         ------------

INCOME BEFORE INCOME TAXES AND CUMULATIVE
   EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE                                   122,125

INCOME TAXES                                                                   34,565
                                                                         ------------

INCOME BEFORE CUMULATIVE EFFECT OF CHANGE
   IN ACCOUNTING PRINCIPLE                                                     87,560

CUMULATIVE EFFECT, ACCOUNTING FOR DERIVATIVES,
   NET OF RELATED INCOME TAXES OF $352                                            600
                                                                         ------------

NET INCOME                                                               $     88,160
                                                                         ============


See notes to consolidated financial statements.

VPHI MIDWEST, INC.

CONSOLIDATED STATEMENT OF SHAREHOLDER'S EQUITY
YEAR ENDED DECEMBER 31, 2001
(Dollars and Shares in Thousands)
--------------------------------------------------------------------------------

                                              COMMON STOCK                                             TOTAL
                                       ---------------------------    ADDITIONAL     RETAINED      SHAREHOLDER'S
                                           SHARES        AMOUNT        CAPITAL        EARNINGS         EQUITY
BALANCE, JANUARY 1, 2001                          1   $          1   $    354,688   $    146,527    $    501,216

   Net income                                    --             --             --         88,160          88,160

   Dividends paid                                --             --             --       (105,900)       (105,900)
                                       ------------   ------------   ------------   ------------    ------------

BALANCE, DECEMBER 31, 2001                        1   $          1   $    354,688   $    128,787    $    483,476
                                       ============   ============   ============   ============    ============



See notes to consolidated financial statements.

VPHI MIDWEST, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2001
(Dollars in Thousands)
--------------------------------------------------------------------------------


                                                                                2001
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                              $     88,160
   Adjustments to reconcile net income to net cash
      provided by operating activities:
      Depreciation and amortization                                              41,156
      Distributions in excess of equity in the earnings of affiliate              1,579
      Deferred income tax                                                        32,087
      Loss on disposal of property, plant and equipment and other                14,298

      Changes in operating assets and liabilities:
         Accounts receivable and due from affiliates                             28,506
         Inventories                                                             27,424
         Prepaid expenses and other current assets                                  743
         Other assets                                                            (3,993)
         Accounts payable and accrued expenses and
            other current liabilities                                           (86,347)
         Other liabilities                                                        2,587
                                                                           ------------
           Total adjustments                                                     58,040
                                                                           ------------
           Net cash provided by operating activities                            146,200

CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures                                                         (67,029)
   Proceeds from sales of property, plant and equipment                           1,390
                                                                           ------------
           Net cash used in investing activities                                (65,639)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net borrowings on revolving bank loan                                         32,000
   Payments on UHS business purchase liability                                   (7,703)
   Dividends paid                                                              (105,900)
                                                                           ------------
           Net cash used in financing activities                                (81,603)
                                                                           ------------

DECREASE IN CASH AND CASH EQUIVALENTS                                            (1,042)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                      1,261
                                                                           ------------

CASH AND CASH EQUIVALENTS, END OF YEAR                                     $        219
                                                                           ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION -
   Cash paid during the year for interest, net of amounts capitalized      $        277
                                                                           ============


See notes to consolidated financial statements.

VPHI MIDWEST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2001
--------------------------------------------------------------------------------


1.    SIGNIFICANT ACCOUNTING POLICIES

      ORGANIZATION AND DESCRIPTION OF BUSINESS - VPHI Midwest, Inc. ("VPHI" or the "Company") is a subsidiary of PDV America, Inc. ("PDV America"), an indirect wholly owned subsidiary of Petroleos de Venezuela, S.A. ("PDVSA"), the national oil company of the Bolivarian Republic of Venezuela.

      The Company's principal asset is a high conversion refinery in Lemont, Illinois, used to produce quality transportation fuels, petrochemicals and other industrial products. Virtually all of the Company's production is sold at market related prices to CITGO Petroleum Corporation ("CITGO"), a subsidiary of PDV America, under long-term sales agreements. CITGO operates the Company's refinery and products terminals (Note 2) subject to the oversight of the Company's Management Committee, which approves capital spending plans, operating budgets and strategic plans.

      On January 1, 2002, PDV America contributed all of the common stock of VPHI to CITGO resulting in the Company becoming a wholly owned subsidiary of CITGO. This transaction had no effect on the financial statements of the Company.

      PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of VPHI and its wholly owned subsidiary, PDV Midwest Refining, L.L.C. ("PDVMR"), collectively referred to as the "Company." All material intercompany transactions and accounts have been eliminated.

      INVESTMENT IN AFFILIATE - The Company has a 25% interest in The Needle Coker Company ("Needle"), which is accounted for using the equity method. The Company received cash distributions of approximately $1.3 million in 2001 from Needle. The carrying value of this investment exceeded the Company's equity in the underlying net assets by approximately $5.1 million at December 31, 2001; such excess is being amortized on a straight-line basis over 20 years, which is based upon the estimated useful life of the underlying assets.

      Selected financial information for 2001 provided by Needle is shown below:


                                                                      DOLLARS IN
                                                                      THOUSANDS
Summary of financial position:
   Current assets                                                     $   16,534
   Noncurrent assets                                                      57,773
   Current liabilities                                                     6,138
   Noncurrent liabilities                                                     --

Summary of operating results:
   Revenues                                                               55,504
   Gross profit                                                            2,864
   Net earnings                                                                7

      ESTIMATES, RISKS AND UNCERTAINTIES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results can differ from those estimates.

      The Company's operations can be influenced by domestic and international political, legislative, regulatory and legal environments. In addition, significant changes in the prices or availability of crude oil could have a significant impact on the Company's results of operations for any particular year.

      IMPAIRMENT OF LONG-LIVED ASSETS - The Company periodically evaluates the carrying value of long-lived assets to be held and used when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the separately identifiable undiscounted net cash flow from such asset is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the long-lived asset. Fair value is determined primarily using the anticipated net cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair values are reduced for disposal costs.

      REVENUE RECOGNITION - Revenue is recognized upon transfer of title to products sold, based upon the terms of delivery.

      SUPPLY ACTIVITIES - The Company engages in the buying and selling of crude oil to supply its refinery. The net results of this activity are recorded in cost of sales.

      CASH AND CASH EQUIVALENTS - The Company considers highly liquid short-term investments with original maturities of three months or less to be cash equivalents.

      INVENTORIES - Crude oil and refined product inventories are stated at the lower of cost or market and cost is determined using the last-in, first-out ("LIFO") method. Materials and supplies are valued primarily using the average cost method.

      PROPERTY, PLANT AND EQUIPMENT - Property, plant and equipment is reported at cost, less accumulated depreciation. Depreciation is based upon the estimated useful lives of the related assets using the straight-line method. Depreciable lives are generally as follows: buildings, 25 years; machinery and equipment, 3 to 25 years; vehicles, 3 to 10 years.

      Upon disposal or retirement of property, plant and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in income.

      The Company capitalizes interest on projects when construction entails major expenditures. Such interest is allocated to property, plant and equipment and amortized over the estimated useful lives of the related assets. Capitalized interest totaled approximately $0.4 million in 2001.

      COMMODITY AND INTEREST RATE DERIVATIVES - The Company enters into petroleum futures contracts, options and other over-the-counter commodity derivatives, primarily to reduce its inventory purchase and product sale exposure to market risk.

      In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). In June 2000, Statement of Financial Accounting Standards No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities, an amendment of SFAS No. 133," was issued. The statement, as amended, establishes accounting and reporting standards for derivative instruments and for hedging activities. It requires that an entity recognize all derivatives, at fair value, as either assets or liabilities in the statement of financial position with an offset either to shareholder's equity and comprehensive income or income depending upon the classification of the derivative. The Company adopted SFAS No. 133 on January 1, 2001. The derivative instruments identified at January 1, 2001 under the provisions of SFAS No. 133, consisting of certain forward purchases and sales, had not previously been considered derivatives under accounting principles generally accepted in the United States of America; under the transition provisions of SFAS No. 133, on January 1, 2001 the Company recorded an after-tax cumulative-effect-type benefit of $0.6 million to net income related to these derivatives. The Company did not elect prospective hedge accounting for derivatives existing at the date of adoption of SFAS No. 133.

      Effective January 1, 2001, fair values of derivatives are recorded in other current assets or other current liabilities, as applicable, and changes in the fair value of derivatives not designated in hedging relationships are recorded in income. Effective January 1, 2001, the Company's policy is to elect hedge accounting only under limited circumstances involving derivatives with initial terms of 90 days or greater and notional amounts of $25 million or greater.

      Prior to January 1, 2001, gains or losses on contracts which qualified as hedges were recognized when the related inventory was sold or the hedged transaction was consummated. Changes in the market value of commodity derivatives which were not hedges were recorded as gains or losses in the period in which they occurred.

      REFINERY MAINTENANCE - Costs of refinery turnaround maintenance are charged to operations ratably over the estimated period between turnarounds. Turnaround periods range from approximately two to eight years. Unamortized turnaround costs are included in other assets. Amortization of refinery turnaround costs is included in depreciation and amortization expense. Amortization was approximately $11.1 million in 2001. Ordinary maintenance is expensed as incurred.

      The American Institute of Certified Public Accountants has issued a "Statement of Position" exposure draft on cost capitalization that is expected to require companies to expense the non-capital portion of major maintenance costs as incurred. The statement is expected to require that any existing unamortized deferred non-capital major maintenance costs be expensed immediately. The exposure draft indicates that this change will be required to be adopted for fiscal years beginning after June 15, 2002, and that the effect of expensing existing unamortized deferred non-capital major maintenance costs will be reported as a cumulative effect of an accounting change in the consolidated statement of operations. At December 31, 2001, the Company had included turnaround costs of $9 million in other assets. Company management has not determined the amount, if any, of these costs that could be capitalized under the provisions of the exposure draft.

      ENVIRONMENTAL EXPENDITURES - Environmental expenditures that relate to current or future revenues are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations and that do not contribute to current or future revenue generation are expensed. Liabilities are recorded when environmental assessments and/or cleanups are probable and the costs can be reasonably estimated. Environmental liabilities are not discounted to their present value. Subsequent adjustments to estimates, to the extent required, may be made as more information becomes available.

      INCOME TAXES - The Company is included in the consolidated U.S. federal income tax return filed by PDV Holding, Inc., the direct parent of PDV America. The Company's current and deferred income tax expense has been computed on a stand-alone basis using an asset and liability approach.

      NEW ACCOUNTING STANDARDS - In July 2001, the FASB issued Statement of Financial Accounting Standards No. 141, "Business Combinations" ("SFAS No. 141") which addresses financial accounting and reporting for business combinations and requires that all business combinations initiated after June 30, 2001 be accounted for under the purchase method. Use of the pooling of interests method is no longer permitted. The adoption of SFAS No. 141 did not impact the Company's financial position or results of operations.

      In July 2001, the FASB issued Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS No. 142") which is fully effective in fiscal years beginning after December 15, 2001, although certain provisions of SFAS No. 142 are applicable to goodwill and other intangible assets acquired in transactions completed after June 30, 2001. SFAS No. 142 addresses financial accounting and reporting for acquired goodwill and other intangible assets and requires that goodwill and intangibles with an indefinite life no longer be amortized but instead be periodically reviewed for impairment. The adoption of SFAS No. 142 will not materially impact the Company's financial position or results of operations.

      In June 2001, the FASB issued Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" ("SFAS No. 143") which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. It applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and (or) the normal operation of a long-lived asset, except for certain obligations of lessees. This statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. The Company has not determined the impact on its financial statements that may result from the adoption of SFAS No. 143.

      In August 2001, the FASB issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS No. 144") which addresses financial accounting and reporting for the impairment or disposal of long-lived assets by requiring that one accounting model be used for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired, and by broadening the presentation of discontinued operations to include more disposal transactions. SFAS No. 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years. The provisions of this statement generally are to be applied prospectively; therefore, the adoption of SFAS No. 144 will not impact the Company's financial position or results of operations.

2.    RELATED PARTY TRANSACTIONS

      CITGO operates the Company's refinery in accordance with a Refinery Operating Agreement (the "Refinery Operating Agreement"). The Refinery Operating Agreement sets out the duties, obligations and responsibilities of CITGO and the Company with respect to the operation of the refinery. CITGO also provides all administrative functions to the Company, including cash management, legal and accounting services. The initial term of the agreement expires on May 1, 2002, but is automatically renewable for periods of twelve months (subject to early termination as provided in the agreement).

      The Company is party to a Contract For Purchase and Sale of Crude Oil dated April 23, 1997, with CITGO and Maraven S.A. ("Maraven"), a corporation organized and existing, at the date of the contract, under the laws of the Bolivarian Republic of Venezuela. In accordance with the contract, Maraven (or its successor) is obligated to provide a base volume of up to 100,000 barrels per day of Venezuelan crude, and CITGO as operator is responsible for administering the purchase of additional volumes of crude for the refinery. The Venezuelan crude is priced in accordance with a formula based upon posted crude prices less a quality differential. Maraven (or its successor), CITGO and the Company can change the amount and type of crude supplied. The initial term of the agreement expires on April 23, 2002, but is renewable for periods of twelve months. The Company purchased approximately 10,000 barrels per day under this contract in 2001.

      The Company is party to a Light Oils Product Sales Agreement dated April 23, 1997, with CITGO. In accordance with the agreement, CITGO agrees to purchase, at formula prices based on published market prices, all of the Company's light oil production. The Company also has agreements with CITGO to sell both petrochemical production and selected industrial products. The agreements expire in April 2002, but are automatically renewable for periods of 12 months, subject to early termination as provided for in the agreements.

      The Company also has agreements with CITGO covering the operation of product terminals.

      The Company sells certain refinery byproducts and utilities to Needle and buys back hydrogen, naphtha, and steam.

      On May 1, 1997, pursuant to the Refinery Operating Agreement, CITGO employed the substantial majority of employees previously employed by the former owner, The UNO-VEN Company ("UNO-VEN") and, as a result, CITGO assumed a liability for postretirement benefits other than pensions of approximately $27 million related to those employees. A corresponding amount due to CITGO is included in the Company's balance sheet at December 31, 2001, pending final determination of the method of settlement by PDV America.

      The Company and PDV Holding, Inc. ("PDV Holding"), the parent of PDV America, are parties to a tax allocation agreement that is designed to provide PDV Holding with sufficient cash to pay its consolidated income tax liabilities. PDV Holding appointed CITGO as its agent to handle the payments of such liabilities on its behalf. As such, CITGO calculates the taxes due, allocates the payments among the members according to the agreement and bills each member accordingly. Each member records its amounts due or payable to CITGO in a related party receivable or payable account. At December 31, 2001, the Company had a related party receivable of $32 million and a note payable to CITGO of $70 million related to this tax allocation agreement.

      Transactions with related parties for the year ended December 31, 2001 are summarized as follows:


                                                                          DOLLARS IN
                                                                           THOUSANDS
Refinery operating expenses and management fee
   charged by CITGO                                                      $     60,012
Crude oil purchases from Maraven (or its successor)                           111,665
Feedstock purchases from CITGO                                                 55,996
Purchases from Needle                                                           8,307
Light oil sales to CITGO                                                    1,239,168
Petrochemical and industrial products sales to CITGO                          184,028
Sales to Needle                                                                 9,515
Net revenue related to other agreements with CITGO                                145
Crude sales to CITGO                                                           10,533

As of December 31, 2001, the following balances were included in the Company's consolidated balance sheet:



                                                                          DOLLARS IN
                                                                           THOUSANDS
Due from affiliate, net (CITGO)                                          $     46,148
Payable to affiliate (CITGO) for assumption of postretirement
   liability                                                                   26,975
Accounts receivable from Needle, net                                              732
Note payable to CITGO                                                          69,835


Due to the related party nature of these balances, it is not practicable to estimate their fair value.

The note payable to CITGO accrued interest at thirty-day LIBOR plus 0.75% and had no stipulated maturity date; this note was paid in full during January 2002. Amounts due from CITGO and Needle are expected to be collected in full during 2002.

3.       RECEIVABLES

      Trade receivables result primarily from sales of crude oil (Note 1). Receivables were comprised of the following at December 31, 2001:


                                                                          DOLLARS IN
                                                                           THOUSANDS
Trade                                                                    $     33,790
Insurance receivables (Note 11)                                                31,688
                                                                         ------------
                                                                               65,478
Allowance for uncollectible accounts                                           (2,201)
                                                                         ------------
                                                                         $     63,277
                                                                         ============

4.    INVENTORIES

      Inventories at December 31, 2001 were as follows:

                                                                          DOLLARS IN
                                                                           THOUSANDS
Refined product                                                          $  86,390
Crude oil                                                                   41,924
Materials and supplies                                                      12,517
                                                                         ---------
                                                                         $ 140,831
                                                                         =========


      At December 31, 2001, estimated net market values exceeded historical cost by approximately $16 million.

5.    PROPERTY, PLANT AND EQUIPMENT

      Property, plant and equipment consisted of the following at December 31, 2001:

                                                                          DOLLARS IN
                                                                           THOUSANDS
Land                                                                     $  25,272
Buildings                                                                    5,492
Machinery and equipment                                                    554,566
Vehicles                                                                     1,863
Construction in process                                                     89,606
                                                                         ---------
                                                                           676,799
Accumulated depreciation                                                  (124,302)
                                                                         ---------
                                                                         $ 552,497
                                                                         =========



      Depreciation expense for 2001 was approximately $29.5 million.

6.    LONG-TERM DEBT AND LIABILITY FOR UHS BUSINESS PURCHASE

      Long-term debt at December 31, 2001 was comprised of the following:


                                                                          DOLLARS IN
                                                                           THOUSANDS
Revolving bank loan                                                      $  32,000
Pollution control bonds due 2008                                            19,850
                                                                         ---------
                                                                            51,850
Less current portion                                                       (32,000)
                                                                         ---------
                                                                         $  19,850
                                                                         =========

      REVOLVING BANK LOAN - The Company had a revolving credit facility with a consortium of banks which was committed through April 28, 2002, and allowed for borrowings up to $75 million at various interest rates. Inventories and accounts receivable of the Company were pledged as collateral. The facility contained certain covenants that imposed limitations on the Company for paying distributions, incurring additional debt, placing liens on property, making investments and loans, and modifying or terminating certain supply, sales and operating agreements (Note 2). The Company was in compliance with these covenants at December 31, 2001. The weighted average interest rate at December 31, 2001 was 2.5%. The Company canceled this facility effective January 23, 2002.

      POLLUTION CONTROL BONDS - These represent variable rate pollution control bonds, with interest currently paid monthly. The bond principal is payable at maturity in the year 2008, and principal and interest payments are guaranteed by a $20.3 million letter of credit.

      LIABILITY FOR UHS BUSINESS PURCHASE - On May 1, 1997, the Company purchased the net assets and business of UNOCAL Hydrocarbon Solvents ("UHS") in exchange for the assumption of certain liabilities and five annual payments of $8.5 million commencing in April 1998. The resulting liability was recorded at net present value using a 6% discount rate.

7.    COMMITMENTS AND CONTINGENCIES

      LITIGATION AND INJURY CLAIMS - Various lawsuits and claims arising in the ordinary course of business are pending against the Company. The Company records accruals for potential losses when, in management's opinion, such losses are probable and reasonably estimable. If known lawsuits and claims were to be determined in a manner adverse to the Company, and in amounts greater than the Company's accruals, then such determinations could have a material adverse effect on the Company's results of operations in a given reporting period. The most significant lawsuits and claims are discussed below.

      Four former UNO-VEN marketers have filed a class action complaint against UNO-VEN alleging improper termination of the UNO-VEN Marketer Sales Agreement under the Petroleum Marketing Practices Act in connection with the Company's 1997 acquisition of Union Oil Company of California's interest in UNO-VEN. This class action has been certified for liability purposes. The lawsuit is pending in U.S. District Court in Wisconsin. The Company has filed a motion for summary judgment. The Company and PDV America, jointly and severally, have agreed to indemnify UNO-VEN and certain other related entities against certain liabilities and claims, including this matter.

      A lawsuit is pending against the Company and CITGO in Illinois state court which claims damages as a result of the Company's invoicing a partnership in which it is a partner, and an affiliate of the other partner of the partnership, allegedly excessive charges for electricity utilized by these entities' facilities located adjacent to the Company's Lemont, Illinois refinery. The Company has denied all allegations and is pursuing its defenses.

      ENVIRONMENTAL MATTERS - The Company is subject to various federal, state and local environmental laws and regulations which may require the Company to take action to correct or improve the effects on the environment of prior disposal or release of petroleum substances by the Company or other parties. Maintaining compliance with environmental laws and regulations could require significant capital expenditures and additional operating costs.

      The Company's accounting policy establishes environmental reserves as probable site restoration and remediation obligations become reasonably capable of estimation. The Company believes the amounts provided in its consolidated financial statements, as prescribed by generally accepted accounting principles, are adequate in light of probable and estimable liabilities and obligations. However, there can be no assurance that the actual amounts required to discharge alleged liabilities and obligations and to comply with applicable laws and regulations will not exceed amounts provided for or will not have a material adverse affect on its consolidated results of operations, financial condition and cash flows.

      In January 2001, the Company received a Notice of Violation ("NOV") from the U.S. EPA alleging violations of the Clean Air Act. The NOV is an outgrowth of an industry-wide and multi-industry U.S. EPA enforcement initiative alleging that many refineries and electric utilities modified air emission sources without obtaining permits under the New Source Review provisions of the Clean Air Act. The NOV followed inspections and formal Information Requests. At U.S. EPA's request, the Company is engaged in settlement discussions, but is prepared to contest the NOV if settlement discussions fail. If the Company settles or is found to have violated the provisions cited in the NOV, it would be subject to possible penalties and significant capital expenditures for installation or upgrading of pollution control equipment or technologies.

      Conditions which require additional expenditures may exist with respect to Company sites including, but not limited to, the Company's operating refinery complex, service station sites and petroleum product storage terminals. The amount of such additional future expenditures, if any, is indeterminable.

      COMMODITY DERIVATIVE ACTIVITY - As of December 31, 2001, the Company's petroleum commodity derivatives consisted of forward purchase and sale contracts. At December 31, 2001, the balance sheet caption accounts payable and accrued expenses includes $0.9 million related to the fair values of open commodity derivatives.

      OTHER CREDIT AND OFF-BALANCE SHEET RISK INFORMATION AS OF DECEMBER 31, 2001 - The Company has outstanding letters of credit totaling approximately $21.4 million, which include $20.3 million related to the Company's pollution control bonds.

8.    EMPLOYEE PENSION PLANS

      On May 1, 1997, the Company assumed the responsibility for UNO-VEN's pension plans, which include both a qualified and a nonqualified plan. Benefits under both plans were frozen at their current levels on April 30, 1997. The plans cover former UNO-VEN employees who were participants in the plans as of April 30, 1997. At December 31, 2001, plan assets consisted of equity securities, bonds and cash.

      The following sets forth the changes in benefit obligations and plan assets for the year ended December 31, 2001, and the funded status of the plans reconciled with amounts reported in the Company's consolidated balance sheet:

                                                                           DOLLARS IN
                                                                           THOUSANDS
CHANGE IN BENEFIT OBLIGATION:
   Benefit obligation at beginning of year                               $      51,446
   Interest cost                                                                 3,934
   Actuarial gain                                                                   (2)
   Benefits paid                                                                (1,788)
                                                                         -------------
   Benefit obligation at end of year                                            53,590
                                                                         -------------

CHANGE IN PLAN ASSETS:
   Fair value of plan assets at beginning of year                               66,737
   Actual return on plan assets                                                 (4,661)
   Employer contribution                                                            --
   Benefits paid                                                                (1,788)
                                                                         -------------
   Fair value of plan assets at end of year                                     60,288
                                                                         -------------

   Funded status                                                                 6,698
   Unrecognized net actuarial loss                                               6,091
                                                                         -------------

   Prepaid benefit cost                                                  $      12,789
                                                                         =============



WEIGHTED-AVERAGE ASSUMPTIONS AS OF DECEMBER 31, 2001:
   Discount rate                                                                7.25 %
   Expected return on plan assets                                               9.50 %


COMPONENTS OF NET PERIODIC BENEFIT CREDIT FOR THE YEAR ENDED
   DECEMBER 31, 2001:
   Interest cost                                                         $       3,934
   Expected return on plan assets                                               (6,421)
   Recognized net actuarial loss                                                     3
                                                                         -------------

Net periodic benefit credit                                              $      (2,484)
                                                                         =============

      The projected benefit obligation of the nonqualified plan (which equals the accumulated benefit obligation for this plan) was $487,000 as of December 31, 2001. This plan is unfunded.

9.    FAIR VALUE OF FINANCIAL INSTRUMENTS

      The following estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

      The carrying amount of cash and cash equivalents approximates fair value because of the short maturity of these instruments. The carrying amounts and estimated fair values of the Company's other financial instruments at December 31, 2001 are as follows:

                                                         DOLLARS IN THOUSANDS
                                                     ---------------------------
                                                       CARRYING         FAIR
                                                        AMOUNT          VALUE
LIABILITIES -
   Long-term debt                                    $     51,850   $     51,850

   Liability for UHS Business Purchase                      8,336          8,487

OFF-BALANCE SHEET FINANCIAL INSTRUMENTS -
   UNREALIZED LOSSES - Letters of credit                       --           (235)

      LONG-TERM DEBT AND LIABILITY FOR UHS BUSINESS PURCHASE - The fair values of these instruments are based on interest rates that are currently available to the Company for issuance of instruments with similar terms and remaining maturities.

      LETTERS OF CREDIT - The estimated fair value of letters of credit is based on fees currently charged for similar one-year agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties at the reporting date.

      The fair value estimates presented herein are based on pertinent information available to management as of the reporting date. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date, and current estimates of fair value may differ significantly from the amounts presented herein.

10.   INCOME TAXES

      The provision for income taxes for the year ended December 31, 2001 is comprised of the following:


                                                                         DOLLARS IN
                                                                         THOUSANDS
Current:
   Federal                                                              $      1,740
   State                                                                         738
                                                                        ------------
                                                                               2,478
Deferred                                                                      32,087
                                                                        ------------

                                                                        $     34,565
                                                                        ============

      The federal statutory tax rate differs from the effective tax rate due to the following:


Federal statutory tax rate                                                35.0%
Change in prior year estimates                                            (6.9)%
Other                                                                      0.3%
                                                                  ------------
                                                                          28.4%
                                                                  ============

      Deferred income taxes reflect the net tax effects of (i) temporary differences between the financial and tax bases of assets and liabilities, and (ii) loss and tax credit carryforwards. The tax effects of significant items comprising the Company's net deferred tax liability as of December 31, 2001 are as follows:

                                                                   DOLLARS IN
                                                                    THOUSANDS
Deferred tax liabilities:
   Property, plant and equipment                                  $    118,563
   Inventories                                                          15,857
   Investments in affiliates                                             7,254
   Other                                                                 4,362
                                                                  ------------
                                                                       146,036

Deferred tax assets:
   Alternative minimum tax credit carryforwards                         26,571
   Other                                                                 2,410
                                                                  ------------
                                                                        28,981
                                                                  ------------
Net deferred tax liability                                        $    117,055
                                                                  ============


      The Company's alternative minimum tax credit carryforwards are available to offset regular federal income taxes in future years without expiration, subject to certain alternative minimum tax limitations.

11.   OTHER INFORMATION

      On August 14, 2001, a fire occurred at the crude oil distillation unit of the Lemont refinery. The crude unit was destroyed and the refinery's other processing units were temporarily taken out of production. A new crude unit is expected to be operational in March or April 2002. Operations have resumed by using purchased feedstocks for processing units downstream from the crude unit. The Company has insurance coverage for this type of an event and has submitted a notice of loss to its insurance carriers related to the fire, including a claim under its business interruption coverage.

      As a result of this fire, during 2001 the Company recorded property losses and related expenses totaling $40.9 million in other income (expense), net. The Company records estimated property damage insurance recoveries, up to the amount of recorded losses and related expenses, when the collection of such amounts is probable. Property damage insurance recoveries in excess of the amount of recorded losses and related expenses, and business interruption insurance recoveries are not recognized until such amounts are realized. For 2001, other income (expense), net includes $34.3 million of insurance recoveries (net of deductibles) related to this event; $31.7 million of this amount is included in receivables at December 31, 2001 (Note 3).


                                     ******